Exhibit 10.9

AMENDMENT NO. 1

TO

INTERCREDITOR AGREEMENT

This AMENDMENT NO. 1 to the INTERCREDITOR AGREEMENT (as defined below), dated as of November 2, 2007 (this “Amendment”), is entered into among MERRILL LYNCH CAPITAL, a division of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as collateral agent and administrative agent for the banks and other financial institutions party to the ABL Credit Agreement (the “ABL Agent”), and MERRILL LYNCH CAPITAL CORPORATION, as collateral agent and administrative agent for the banks and other financial institutions party to the Cash Flow Credit Agreement (the “Cash Flow Agent”) and amends the Intercreditor Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, the Intercreditor Agreement dated as of August 30, 2007 (as may be further amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) was entered into among the ABL Agent and Cash Flow Agent and consented to by HD Supply, Inc., a Delaware corporation;

WHEREAS, Section 7.4 of the Intercreditor Agreement provides that the Intercreditor Agreement may be amended, modified and waived from time to time;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION ONE        Amendments.

1.     Section 1.1 of the Intercreditor Agreement is amended as follows:

(i)    The definition of “ABL Agent” shall be amended by deleting “or “Collateral Agent” under the ABL Credit Agreement” and replacing it with “or “U.S. ABL Collateral Agent” under the ABL Credit Agreement, provided that the ABL Credit Agreement may, from time to time, designate the ABL Agent to be one or more of such Agent, Administrative Agent and/or U.S. ABL Collateral Agent.”

(ii)   The definition of “ABL Documents” shall be amended by adding “any Specified Bank Products Agreement” after the reference therein to “ABL Bank Products Affiliate,”.

(iii)  The definition of “ABL Priority Collateral” shall be amended by deleting the reference therein to “directly” and replacing it with “to the extent”.

(iv)  The definition of “Cash Flow Facilities Priority Collateral” shall be amended by deleting the reference therein to “directly” and replacing it with “to the extent”.

(v)   A new definition of “Specified Bank Products Agreements” shall be added to read in its entirety as follows:

“Specified Bank Products Agreement”: any Bank Products Agreement with JPMorgan Chase Bank, N.A., SunTrust Banks, Inc., Wells Fargo & Company, Bank of America, N.A., Wachovia Bank, National Association, Scotiabank, The Toronto-Dominion Bank, Bank of Montreal or any of their respective affiliates, in effect on the Closing Date or entered into at any time thereafter (provided that, to the extent permitted by law, any Specified Bank Products Agreement amended after the date that is 60 days (or such longer period if agreed by the Administrative Agent) following the Closing Date and any Specified Bank Products Agreement entered into on or after the Closing Date shall not permit set off of any obligations owing to the applicable provider against cash balances under such Specified Bank Products Agreement, unless such provider is at the time of such amendment or agreement an Agent, Other Representative, Lender or affiliate of any of the foregoing).

2.     Section 3.2 of the Intercreditor Agreement shall be amended by deleting clauses (a) and (b) thereto, renumbering the existing clause (c) as clause (e), and adding new clauses (a), (b), (c) and (d) as follows:

“(a) The Cash Flow Agent, for and on behalf of itself and the Secured Parties, agrees to hold all Cash Collateral, Common Mortgaged Collateral and Control Collateral in its possession, custody, or control (or in the possession, custody, or control of agents or bailees therefor) as agent for the Secured Parties solely for the purpose of perfecting the security interest granted to each Secured Party Agent or Secured Party in such Cash Collateral, Common Mortgaged Collateral and Control Collateral, subject to the terms and conditions of this Section 3.2. The Cash Flow Agent shall not have any obligation whatsoever to the other Secured Parties to assure that such Cash Collateral, Common Mortgaged Collateral and Control Collateral is genuine or owned by any Credit Party or any other Person or to preserve rights or benefits of any Person therein except as set forth in the preceding sentence. The duties or responsibilities of the Cash Flow Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of such Cash Collateral, Common Mortgaged Collateral and Control Collateral as agent for the other Parties for purposes of perfecting the Lien held by the Secured Parties. The Cash Flow Agent is not and shall not be deemed to be a fiduciary of any kind for any Secured Party or any other Person.

(b) The ABL Agent, for and on behalf of itself and the Secured Parties, agrees to hold all Cash Collateral, Common Mortgaged Collateral and Control Collateral in its possession, custody, or control (or in the possession, custody, or control of agents or bailees therefor) as agent for the Secured Parties solely for the purpose of perfecting the security interest granted to each Secured Party Agent or Secured Party in such Cash Collateral, Common Mortgaged Collateral and Control Collateral, subject to the terms and conditions of this Section 3.2. The ABL Agent shall not have any obligation whatsoever to the other Secured Parties to assure that such Cash Collateral, Common Mortgaged Collateral and Control Collateral is genuine or owned by any Credit Party or any other Person or to preserve rights or benefits of any Person therein except as set forth in the preceding sentence. The duties or responsibilities of the ABL Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of such Cash Collateral, Common Mortgaged Collateral and Control Collateral as agent for the other Parties for purposes of perfecting the Lien held by the Secured Parties. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for any Secured Party or any other Person.

(c) Each Secured Party Agent agrees that (i) until the Discharge of Cash Flow Obligations, the Cash Flow Agent shall hold all Cash Collateral, Control Collateral and Common Mortgaged Collateral (in each case, to the extent constituting Cash Flow Priority Collateral) as agent for the other Secured Parties, (ii) after the Discharge of the Cash Flow Obligations and until the Discharge of the Additional Obligations, any Additional Agent (if designated by the Requisite Secured Parties to act on behalf of the Agents hereunder) shall hold all Cash Collateral, Control Collateral and Common Mortgage Collateral (in each case, to the extent constituting Cash Flow Priority Collateral) as agent for the other Secured Parties and (iii) after the Discharge of the Cash Flow Obligations and the Discharge of the Additional Obligations, the ABL Agent (if designated by the Requisite Secured Parties to act on behalf of the Agents hereunder) shall hold all Cash Collateral, Control Collateral and Common Mortgage Collateral (in addition to any Cash Collateral, Control Collateral or Common Mortgage Collateral that constitutes ABL Priority Collateral (other than the ABL Canadian Collateral)) as agent for the other Secured Parties.

(d) Each Secured Party Agent agrees that (i) until the Discharge of ABL Obligations, the ABL Agent shall hold all Cash Collateral, Control Collateral and Common Mortgaged Collateral (in each case, to the extent constituting ABL Priority Collateral (other than the ABL Canadian Collateral)) as agent for the other Secured Parties and (ii) after the Discharge of the ABL Obligations, the Cash Flow Agent (if designated by the Requisite Secured Parties to act on behalf of the Agents hereunder) shall hold all Cash Collateral, Control Collateral and Common Mortgage Collateral (in addition to any Cash Collateral, Control Collateral or Common Mortgage Collateral that constitutes Cash Flow Priority Collateral) as agent for the other Secured Parties.”

3.     Section 3.4 of the Intercreditor Agreement shall be amended by deleting the last three sentences of such Section and replacing them with the following:

“The Secured Parties agree that the ABL Agent shall have the right, as against any Secured Party, to adjust or settle insurance claims relating to ABL Priority Collateral in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Secured Parties agree that the Cash Flow Agent shall have the right, as against any Secured Party, to adjust or settle insurance claims relating to Cash Flow Facilities Priority Collateral in the event of any covered loss, theft or destruction of Cash Flow Facilities Priority Collateral. If any of such insurance claims relate to both ABL Priority Collateral and Cash Flow Facilities Priority Collateral, any settlement of such claims shall be subject to the consent of each of the ABL Agent and the Cash Flow Agent (each acting in its sole discretion). Each of the Cash Flow Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds (other than insurance proceeds relating to ABL Canadian Collateral) in accordance with Section 4.1 hereof”

4.     Section 6.3(a) of the Intercreditor Agreement shall be amended by adding “in the form of replacement liens” after the first reference therein to “above)” and after the reference therein to “Proceeding)”.

5.     Section 6.3(b) of the Intercreditor Agreement shall be amended by adding “in the form of replacement liens” after the first reference therein to “above)” and after the reference therein to “Proceeding)”.

6.     Section 6.3(c) of the Intercreditor Agreement shall be amended by adding “in the form of replacement liens” after the first reference therein to “above)” and after the reference therein to “Proceeding)”.

SECTION TWO            Conditions to Effectiveness. This Amendment shall become effective when the ABL Agent and the Cash Flow Agent shall have executed a counterpart of this Amendment.

SECTION THREE        Reference to and Effect on the Intercreditor Agreement. On and after giving effect to this Amendment, each reference in the Intercreditor Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Intercreditor Agreement, and each reference in each of the Loan Documents to “the Intercreditor Agreement,” “thereunder,” “thereof” or words of like import referring to the Intercreditor Agreement, shall mean and be a reference to the Intercreditor Agreement as amended by this Amendment. The Intercreditor Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FOUR          Costs and Expenses. Each of the Borrowers jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the ABL Agent and the Cash Flow Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the ABL Agent and the Cash Flow Agent).

SECTION FIVE            Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SIX               Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as ABL Agent

By:	/s/ Ted Denniston
Name: Ted Denniston
Title: Vice President

MERRILL LYNCH CAPITAL CORPORATION, as Cash Flow Agent

By:	/s/ Don Burkitt
Name: Don Burkitt
Title: Vice President